Exhibit 99.1

CONTACT:	William George	675 Bering Drive, Suite 400
	Chief Financial Officer	Houston, Texas 77057
	713-830-9600	713-830-9600
Fax: 713-830-9696

FOR IMMEDIATE RELEASE

COMFORT SYSTEMS USA REPORTS THIRD QUARTER RESULTS

Houston, TX — November 2, 2010 — Comfort Systems USA, Inc. (NYSE: FIX), a leading provider of commercial, industrial and institutional heating, ventilation and air conditioning (“HVAC”) services, today announced net income of $5,371,000 or $0.14 per diluted share, for the quarter ended September 30, 2010, as compared to net income of $9,540,000 or $0.25 per diluted share, in the third quarter of 2009.

Bill Murdy, Comfort Systems USA’s Chairman and CEO, said, “During the third quarter our team members delivered solid performance across our operations.  Our existing locations maintained their profitability, and ColonialWebb, our recent addition, contributed $39 million of revenue, added $105 million to our backlog, and did not impact our earnings per share after intangible amortization.”

The Company reported revenues from continuing operations of $307,648,000 in the current quarter.  On a same store basis, the Company reported revenues from continuing operations of $260,066,000, as compared to $291,591,000 in 2009.  The Company reported free cash flow of $1,274,000 in the current quarter, as compared to $23,143,000 in 2009.  Backlog as of September 30, 2010 was $638,500,000.  On a same store basis, backlog was $533,219,000 as of September 30, 2010, as compared to $506,547,000 as of June 30, 2010.

Bill Murdy continued, “Backlog increased by approximately $132 million including ColonialWebb.  For the first time in several quarters same store backlog was up moderately, increasing by 5%.  Cash flow was positive in the quarter but continues to reflect weak economic conditions.”

The Company reported net income for the nine months ended September 30, 2010 of $8,944,000 or $0.24 per diluted share including the negative effect of our second quarter noncash goodwill impairment, as compared to net income of $26,580,000 or $0.69 per diluted share in the first nine months of 2009.  The Company also reported revenues of $793,711,000 from continuing operations for the first nine months of 2010.  On a same store basis, the Company reported revenues from continuing operations of $729,869,000 for the first nine months of 2010, as compared to $872,214,000 for the same period in 2009.  Free cash flow for the nine months ended September 30, 2010 was negative $10,289,000, as compared to positive free cash flow of $38,834,000 in the first nine months of 2009.

Bill Murdy concluded, “We expect a profitable fourth quarter and continued profitability in 2011, and we also expect that our cash flow will strengthen as we close out 2010.”

As previously announced, the Company will host a conference call to discuss its financial results and position in more depth on Wednesday, November 3, 2010 at 10:00 a.m. Central Time.  The call-in number for this conference call is 1-888-680-0860 and enter 95646121 as the passcode.  Participants may pre-register for the call at https://cossprereg.btci.com/prereg/key.process?key=PAQ6RG797.  Pre-registrants will be issued a pin number to use when dialing into the live call which will provide quick access to the conference by bypassing the operator upon connection.   The call can also be accessed on the Company’s website at www.comfortsystemsusa.com under the Investors tab.  A replay of the entire call will be available until 6:00 p.m. Central Time, Wednesday,

November 10, 2010 by calling 1-888-286-8010 with the conference passcode of 26353747, and will also be available on our website on the next business day following the call.

Comfort Systems USA® is a premier provider of business solutions addressing workplace comfort, with 85 locations in 76 cities around the nation.  For more information, visit the Company’s website at www.comfortsystemsusa.com.

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on the current plans and expectations of future events of Comfort Systems USA, Inc. and involve risks and uncertainties that could cause actual future activities and results of operations to be materially different from those set forth in the forward-looking statements. Important factors that could cause actual results to differ include, among others, the use of incorrect estimates for bidding a fixed-price contract, undertaking contractual commitments that exceed our labor resources, failing to perform contractual obligations efficiently enough to maintain profitability, national or regional weakness in construction activity and economic conditions, financial difficulties affecting projects, vendors, customers, or subcontractors, our backlog failing to translate into actual revenue or profits, difficulty in obtaining or increased costs associated with bonding and insurance, impairment to goodwill, errors in our percentage-of-completion method of accounting, the result of competition in our markets, our decentralized management structure, shortages of labor and specialty building materials, retention of key management, seasonal fluctuations in the demand for HVAC systems, the imposition of past and future liability from environmental, safety, and health regulations including the inherent risk associated with self-insurance, adverse litigation results and other risks detailed in our reports filed with the Securities and Exchange Commission. A further list and description of these risks, uncertainties and other factors are discussed under “Item 1A. Company Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009.  These forward-looking statements speak only as of the date of this filing. Comfort Systems USA, Inc. expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statement contained herein to reflect any change in our expectations with regard thereto or any change in events, developments, conditions or circumstances on which any such statement is based.

—Financial tables follow —

Comfort Systems USA, Inc.

Consolidated Statements of Operations

For the Three Months and Nine Months Ended September 30, 2010 and 2009

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended				Nine Months Ended
	September 30,				September 30,
	2010	%	2009	%	2010	%	2009	%
Revenues	$307,648	100.0%	$291,591	100.0%	$793,711	100.0%	$872,214	100.0%
Cost of services	257,339	83.6%	234,186	80.3%	661,929	83.4%	701,335	80.4%
Gross profit	50,309	16.4%	57,405	19.7%	131,782	16.6%	170,879	19.6%

SG&A	41,885	13.6%	41,713	14.3%	114,905	14.5%	126,175	14.5%
Goodwill impairment	—	—	—	—	4,446	0.6%	—	—
Gain on sale of assets	(29)	—	(101)	—	(502)	(0.1)%	(98)	—
Operating income	8,453	2.7%	15,793	5.4%	12,933	1.6%	44,802	5.1%

Interest expense, net	(793)	(0.3)%	(184)	(0.1)%	(1,223)	(0.2)%	(454)	(0.1)%
Other income	669	0.2%	3	—	675	0.1%	5	—
Income before income taxes	8,329	2.7%	15,612	5.4%	12,385	1.6%	44,353	5.1%
Income tax expense	2,919		6,072		4,164		17,293
Income from continuing operations	5,410	1.8%	9,540	3.3%	8,221	1.0%	27,060	3.1%

Discontinued operations:
Operating loss, net of income tax benefit of $—, $—, $—, and $133	—		—		—		(387)
Estimated gain (loss) on disposition, net of income tax expense of $195, $—, $166 and $—	(39)		—		723		(93)
Net income	$5,371		$9,540		$8,944		$26,580

Income per share:
Basic-
Income from continuing operations	$0.14		$0.25		$0.22		$0.71
Discontinued operations -
Loss from operations	—		—		—		(0.01)
Estimated gain (loss) on disposition	—		—		0.02		—
Net income	$0.14		$0.25		$0.24		$0.70

Diluted -
Income from continuing operations	$0.14		$0.25		$0.22		$0.70
Discontinued operations -
Loss from operations	—		—		—		(0.01)
Estimated gain (loss) on disposition	—		—		0.02		—
Net income	$0.14		$0.25		$0.24		$0.69

Shares used in computing income per share:
Basic	37,560		37,995		37,564		38,135
Diluted	37,794		38,382		37,821		38,533

Note 1:  The diluted earnings per share data presented above reflects the dilutive effect, if any, of stock options and contingently issuable restricted stock which were outstanding during the periods presented.

Supplemental Non-GAAP Information — Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (“Adjusted EBITDA”) (Unaudited):

	Three Months Ended				Nine Months Ended
	September 30,				September 30,
	2010	%	2009	%	2010	%	2009	%
Net income	$5,371		$9,540		$8,944		$26,580
Discontinued operations	39		—		(723)		480
Income taxes	2,919		6,072		4,164		17,293
Other income	(669)		(3)		(675)		(5)
Interest expense, net	793		184		1,223		454
Gain on sale of assets	(29)		(101)		(502)		(98)
Goodwill impairment	—		—		4,446		—
Depreciation and amortization	4,802		3,250		11,882		9,802
Adjusted EBITDA	$13,226	4.3%	$18,942	6.5%	$28,759	3.6%	$54,506	6.2%

Note 1:  The Company defines adjusted earnings before interest, taxes, depreciation and amortization (“Adjusted EBITDA”) as net income, excluding discontinued operations, income taxes, other income, interest expense, net, gain on sale of assets, goodwill impairment and depreciation and amortization.  Other companies may define Adjusted EBITDA differently. Adjusted EBITDA is presented because it is a financial measure that is frequently requested by third parties.  However, Adjusted EBITDA is not considered under generally accepted accounting principles as a primary measure of an entity’s financial results, and accordingly, Adjusted EBITDA should not be considered an alternative to operating income, net income, or cash flows as determined under generally accepted accounting principles and as reported by the Company.

Comfort Systems USA, Inc.

Condensed Consolidated Balance Sheets

(in thousands)

	September 30,	December 31,
	2010	2009
	(unaudited)

Cash and cash equivalents	$44,661	$127,850
Accounts receivable, net	264,330	203,353
Costs and estimated earnings in excess of billings	26,379	20,432
Other current assets	64,520	61,520
Total current assets	399,890	413,155
Property and equipment, net	44,158	34,671
Goodwill	148,518	100,194
Identifiable intangible assets, net	41,549	19,380
Other noncurrent assets	7,118	7,548
Total assets	$641,233	$574,948

Current maturities of long-term debt	$300	$250
Current maturities of notes to former owners	1,117	917
Accounts payable	94,522	83,848
Billings in excess of costs and estimated earnings	73,118	66,343
Other current liabilities	105,248	97,672
Total current liabilities	274,305	249,030
Long-term debt, net of current maturities	2,700	—
Notes to former owners, net of current maturities	27,200	6,441
Other long-term liabilities	29,314	13,493
Total liabilities	333,519	268,964
Total stockholders’ equity	307,714	305,984
Total liabilities and stockholders’ equity	$641,233	$574,948

Selected Cash Flow Data (in thousands) (unaudited):

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2010	2009	2010	2009
Cash provided by (used in):
Operating activities	$(3,772)	$24,803	$(14,471)	$44,754
Investing activities	$(39,165)	$(1,438)	$(40,417)	$(7,241)
Financing activities	$(20,004)	$(3,917)	$(28,301)	$(14,665)

Free cash flow:
Cash from operating activities	$(3,772)	$24,803	$(14,471)	$44,754
Purchases of property and equipment	(2,021)	(1,986)	(4,103)	(6,420)
Proceeds from sales of property and equipment	11	326	1,229	500
Taxes paid related to pre-acquisition equity transactions of an acquired company	7,056	—	7,056	—

Free cash flow	$1,274	$23,143	$(10,289)	$38,834

Note 1:  Free cash flow is defined as cash flow from operating activities excluding items related to the acquisition of businesses less customary capital expenditures, plus the proceeds from asset sales.  Other companies may define free cash flow differently.  Free cash flow is presented because it is a financial measure that is frequently requested by third parties.  However, free cash flow is not considered under generally accepted accounting principles as a primary measure of an entity’s financial results, and accordingly, free cash flow should not be considered an alternative to operating income, net income, or cash flows as determined under generally accepted accounting principles and as reported by the Company.